UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2010

YOUBLAST GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52363	74-2820999
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Greene Street, 4th Floor
New York, New York 10012
(Address of principal executive offices) (zip code)

(212) 465-3428
 (Registrant's telephone number, including area code)

Copies to:
David J. Sorin, Esq.
Jedediah Ande, Esq.
SorinRoyerCooper LLC
Two Tower Center Blvd.
East Brunswick, NJ 08816
Phone: (732) 839-0400
Fax: (732) 393-1901

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 28, 2010, YouBlast Global, Inc., a Delaware corporation (the “Company”), amended the 16% Debenture Due November 1, 2010 (the “Debenture”) in the aggregate principal amount of $175,000 issued to Philmore Anderson IV (the “Lender”).  The Lender currently is the Chairman of the Board of Directors and a substantial shareholder of the Company, 42.8%.

Pursuant to Amendment No. 1 to the Debenture (the “Amendment”), the Company incurred additional indebtedness of $28,251.02 increasing the aggregate principal amount due under the Debenture to $154,907.20 and in exchange for increasing the principal amount the Company agreed to amend the Debenture as described below.

The Amendment amends the Debenture as follows:

●
The cure period applicable on an event of default as described in Section 3(a)(iv) of the Debenture (covenant defaults under the Debenture or other financing documents of the Company) was decreased from thirty (30) calendar days to three (3) calendar days after written notice to the Company.

●	Reduces amount of other indebtedness which if the Company defaults on it will be considered an event of default under the Debenture from $175,000 to $100,000.
●	Provides that it is an event of default if the Company fails to use the proceeds as described in the Amendment.
●	Upon an event of default, the Lender must demand the full payment of any amounts outstanding under the Debenture whereas in the Debenture such amounts were immediately due and payable.
●
Upon any event of default the Lender may convert the principal amount into shares of the Company’s common stock (the “Conversion Right”) and the Company shall issue the Lender 1,000,000 shares of the Company’s Common Stock (the “Issuance Right”), whereas in the Debenture the Conversion Right was only available to the Lender in the event of a payment default and the Issuance Right was available to the Lender upon the occurrence of any other event of default other than a payment default.

●
The conversion formula to calculate the number of shares of Company Common Stock issuable upon the Conversion Right was changed to increase the number of shares of Company Common Stock to be issued to the Lender.  In the Amendment, the number of shares of Common Stock issuable upon the exercise of the Conversion Right is that number of shares of Company Common Stock which constitutes a majority of the shares of Company Common Stock on a fully diluted basis (assuming the conversion of all debentures and the exercise of all warrants issued by the Company prior to the date of the Amendment).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.  A copy of the Amendment is attached to this report as Exhibit 4.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

During the period beginning on March 24, 2010 and ending on August 10, 2010, the Company issued debentures (collectively the “Other Debentures” and each an “Other Debenture”) to John Thomas Bridge and Opportunity Fund, L.P., John Thomas Bridge and Opportunity Fund II, L.P. (“JTBO”) and three other investors.  The Company has publicly disclosed the terms and conditions of the Other Debentures.

Pursuant to the terms of the Other Debentures, upon the occurrence of an equity or debt financing of less than $1,500,000, the Company must use fifty percent of the financing proceeds to repay each Other Debenture.  The Company has concluded that its current liquidity and capital resource requirements preclude early payment of the Other Debentures and is, therefore, seeking waivers of the early payment requirement in each Other Debenture.  If the Company is unable to secure such waivers, the failure to make the necessary early payments contemplated by the Other Debentures could be considered an event of default under each Other Debenture entitling the holder thereof to accelerate payments under the Other Debentures.  If accelerated, (i) all amounts due under the Other Debentures shall be immediately due and payable in cash, except that the applicable holder may elect to convert all or any portion of principal amount of their Other Debenture into shares of the Company’s Common Stock and (ii) the Company shall be required to issue each holder of an Other Debenture 1,000,000 shares of the Company’s Common Stock.  In addition, commencing as of September 28, 2010, the interest rate of each Other Debenture shall increase to 18% per annum.

In connection with the issuance of the Other Debenture to JTBO, the Company issued JTBO a warrant to purchase 800,000 shares of the Company’s Common Stock.  If there is an event of default in the payment of the principal amount or interest due under the Other Debenture issued to JTBO, the exercise price of this warrant is decreased from $0.50 per share to $0.01 per share.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Amendment No. 1 to 16% Debenture Due November 1, 2010, issued to Philmore Anderson IV

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBLAST GLOBAL, INC.

Dated: October 4, 2010	By:	/s/ Philmore Anderson IV
Name: Philmore Anderson IV
Title: Executive Chairman